Exhibit 99.1
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     This First Amendment to Amended and Restated Credit Agreement (this “Amendment”) is made as of November 12, 2009, by and among CERNER CORPORATION, a Delaware corporation (the “Borrower”); U.S. BANK NATIONAL ASSOCIATION, a national banking association, COMMERCE BANK, N.A., a national banking association, UMB BANK, N.A., a national banking association, and BANK OF AMERICA, N.A., a national banking association (each a “Bank” and, collectively, the “Banks”); BANK OF AMERICA, N.A., as Documentation Agent (in such capacity, the “Documentation Agent”) and as an issuing bank of Letters of Credit (in such capacity, an “Issuing Bank”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the lender for Swingline Loans (in such capacity, the “Swingline Lender”), as an issuing bank of Letters of Credit (in such capacity, an “Issuing Bank”), as agent for the Banks hereunder (in such capacity, the “Administrative Agent”), and as lead arranger hereunder (in such capacity, the “Lead Arranger”). Capitalized terms used and not defined in this Amendment have the meanings given to them in the Credit Agreement referred to below.
Preliminary Statements
     (a) The Banks and the Borrower are parties to an Amended and Restated Credit Agreement dated as of November 30, 2006 (as the same may be amended, renewed, restated, replaced, consolidated or otherwise modified from time to time, the “Credit Agreement”).
     (b) The Borrower has requested to renew and extend the term of the Credit Agreement and to make certain modifications to the terms of the Credit Agreement as set forth in this Amendment.
     (c) The Banks are willing to agree to the foregoing requests, subject, however, to the terms, conditions and agreements set forth below.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. Modification to Section 1.1 Definitions. Section 1.1 of the Credit Agreement is modified as follows:
     A. The following definitions set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and are hereby replaced with the following:
     “Applicable Margin” shall mean, at any date, (1) in the case of Base Rate Loans, 1.25%, (2) in the case of Libor Loans, 3.25%, and (3) in the case of the Unused Line Fee, 0.45%; provided, however, that, if the Applicable Margin Calculation Certificate delivered by the Borrower to the Administrative Agent for the most recently preceding fiscal quarter demonstrates that the Leverage Ratio for such preceding fiscal quarter was within any of the ranges set forth below, then the Applicable Margin from and after the first day of the first full month after the date the Administrative Agent receives the Applicable Margin Calculation Certificate shall be reduced to (if such is the case) and shall equal, for such type of Loan or the Unused Line Fee, as the case may be, the amount set forth below opposite the Leverage Ratio for such preceding fiscal quarter.

		Applicable	Applicable	Applicable
		Margin for	Margin for	Margin for
Level	Leverage Ratio	Base Rate Loans	Libor Loans	Unused Line Fee

I.	greater than 2.0 to 1.0	1.25%	3.25%	0.45%

II.	greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0	0.75%	2.75%	0.35%

III.	greater than 1.0 to 1.0 but less than or equal to 1.5 to 1.0	0.25%	2.25%	0.25%

IV.	less than or equal to 1.0 to 1.0	0.00%	2.00%	0.20%
; provided, further, that (a) from November 12, 2009, to December 1, 2009, the Applicable Margin for Base Rate Loans, Libor Loans and the Unused Line Fee shall be that set forth in Level IV (in accordance with the Borrower’s Covenant Compliance Certificate for the fiscal quarter ending June 30, 2009), and (b) if the Borrower fails to timely deliver an Applicable Margin Calculation Certificate to the Administrative Agent, or the Administrative Agent reasonably disputes the calculations set forth therein or the accuracy of the related financial statements, then the Applicable Margin from and after the first day of the first full month after the latest date the Administrative Agent could have received the Applicable Margin Calculation Certificate in compliance with Section 6.1(l) hereof shall be the Applicable Margin set forth in Level I above.
     “Bank Parties” shall mean U.S. Bank National Association, in its capacity as Administrative Agent, Lead Arranger, an Issuing Bank, Swingline Lender and a Bank; Bank of America, N.A., in its capacity as Documentation Agent, an Issuing Bank and a Bank; Commerce Bank, N.A., in its capacity as a Bank; and UMB Bank, N.A., in its capacity as a Bank. Use of the term “Bank Parties” in any of the Credit Documents is for convenience of reference only, and shall not impose or alter any requirement under any of the Credit Documents regarding which Persons must consent to which matters or in which capacity a Person must act in consenting to a matter or in taking any other action.
     “Base Rate” means, as of any date, the greater of (1) the Prime Rate, (2) the Federal Funds Rate plus 1.5%, and (3) the Adjusted Daily LIBOR Rate in effect and reset each LIBOR Business Day plus 2.00%.
     “LC Exposure” shall mean, at any date, with respect to any Bank, its Pro-Rata Share of the sum of (1) the undrawn face amount of all Letters of Credit then outstanding, and (2) the aggregate amount of all payments made by the Issuing Banks under or in connection with any Letter of Credit for which the Issuing Banks have not been reimbursed.

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     “Reserve Requirement” shall mean, for any Libor Loan for any Interest Period therefor, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by any Bank against “Eurocurrency liabilities” (as such term is used in Regulation D), which shall be determined without benefit of or credit for exemptions, prorations or offsets. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such Bank by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which Libor is to be determined as provided in the definition of “Libor” in this Section 1.1 and/or in the definition of “Adjusted Daily LIBOR Rate” in this Section 1.1, or (2) any category of extension of credit or other assets which includes the Libor Loans.
     “Revolving Credit Termination Date” shall mean May 31, 2013; provided, however, that if such date would otherwise fall on a date which is not a Business Day, the Revolving Credit Termination Date shall be the next preceding Business Day.
     B. The following definitions are hereby added to Section 1.1 of the Credit Agreement:
     “Adjusted Daily LIBOR Rate” means, on any day, the rate determined by dividing the Daily LIBOR Rate in effect on such day by 1.00 minus the Reserve Requirement.
     “Daily LIBOR Rate” means, on any day, the average offered rate for deposits in United States dollars for delivery of such deposits on a one-month basis, which appears on Reuters Screen LIBOR01 Page (or any successor thereto), as of 11:00 A.M., London time (or such other time as of which such rate appears), or the rate for such deposits determined by the Agent at such time base on such other published service of general application as shall be selected by the Agent for such purpose.
     “Defaulting Bank” means, at any time, any Bank that, at such time (1) has failed to make a Revolving Credit Loan or other Loan required pursuant to the terms of this Agreement, including, without limitation, the funding of any participation in accordance with the terms of this Agreement, (2) has failed to pay to the Administrative Agent or any other Bank, when due, an amount owed by such Bank pursuant to the terms of this Agreement, or (3) has been deemed insolvent or has become subject to a bankruptcy, receivership or insolvency proceeding, or to a receiver, trustee or similar official.
     “Federal Funds Rate” means the rate per annum determined by the Administrative Agent, in its sole discretion, for commercial overnight reserve trading transactions (for the Business Day immediately preceding the date of determination by the Administrative Agent) as quoted by the Federal Reserve Bank of New York or such financial news services (electronic or otherwise) as the Administrative Agent may elect, in its sole discretion, to use from time to time, which rate shall change with and be effective on the date of any change in such rate.
     “Issuing Bank” means each of Bank of America, N.A., in its capacity as an issuing bank of Letters of Credit, and U.S. Bank, N.A., in its capacity as an

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issuing bank of Letters of Credit; and “Issuing Banks” shall collectively refer to both such banks.
     “Prime Rate” shall mean, at any date, the rate of interest announced or adopted by U.S. Bank National Association, on such date, as its “Prime Rate,” with the understanding that the “Prime Rate” serves as a basis on which the rate of interest is from time to time calculated for loans making reference thereto, and may not be the lowest, best or most favored of the interest rates offered by U.S. Bank National Association.
     2. Modification to Section 2.1(a). The following is hereby added as a new paragraph at the end of Section 2.1(a) of the Credit Agreement:
     Notwithstanding anything herein to the contrary, on or after November 12, 2009, the Borrower may increase the total amount of this credit facility, as such amount is provided in the immediately preceding paragraph, in an aggregate principal amount of up to $20,000,000 (for a total credit facility in an aggregate principal amount of up to $110,000,000) subject to the arrangement of additional commitments with financial institutions acceptable to the Borrower and the Administrative Agent; provided that in each case (1) no Bank will be required to increase its Revolving Credit Loan Commitment, (2) the Administrative Agent shall have no responsibility to arrange any such additional commitments unless the Administrative Agent shall consent to such undertaking in a prior writing; and in any event, the Administrative Agent’s responsibility to arrange any additional commitments shall be subject to such conditions, including, but not limited to, fee arrangements, as the Administrative Agent may provide in connection therewith, (3) there is no continuing Default or Event of Default, and (4) the conditions to making a borrowing, as provided in Section 4.2 below, are satisfied.
     3. Modification to Section 2.2. Section 2.2 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:
     2.2 Swingline Loans.
     (a) Upon the terms and subject to the conditions of this Agreement, the Swingline Lender, in its sole discretion, may make loans (“Swingline Loans”) to the Borrower from time to time on any Business Day during the period from and including the Closing Date to but excluding the Swingline Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the Swingline Loan Commitment at such time less the aggregate principal balance of all Swingline Loans outstanding at such time; provided, that the aggregate principal balance of all Swingline Loans then outstanding (or which would be outstanding if such Swingline Loan were to be made) plus the aggregate principal balance of all Revolving Credit Loans then outstanding plus the aggregate LC Exposure of all Banks at such time does not exceed the total Commitments of all Banks at such time; and provided further, that the Swingline Lender shall have no obligation to make a Swingline Loan if the Swingline Lender has received notice from the Borrower or any Bank that one or more of the conditions precedent set forth in this Agreement have not been satisfied. Subject to the terms and conditions of this Agreement, during such period the Borrower may borrow, repay and re-borrow Swingline Loans. All Swingline Loans shall be Base Rate Loans.

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     (b) If the Borrower does not repay any Swingline Loans in accordance with the terms of this Agreement, the Swingline Note or any of the other Credit Documents, then the Banks shall reimburse the Swingline Lender on demand for the unpaid amount of such Swingline Loans. Such reimbursements shall be made by the Banks in accordance with their respective Pro-Rata Shares and shall thereafter be reflected as Revolving Credit Loans of the Banks on the books and records of the Administrative Agent. Each Bank shall fund its respective Pro-Rata Share of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m., Central Time, on the next succeeding Business Day after such demand is made. No Bank’s obligation to fund its Pro-Rata Share of a Swingline Loan shall be affected by any other Bank’s failure to fund its Pro-Rata Share of a Swingline Loan. Similarly, the Borrower’s obligation to repay Swingline Loans shall not be affected by any Bank’s failure to reimburse the Swingline Lender pursuant to this Section 2.2.
     (c) If any portion of any principal payment made by the Borrower to the Swingline Lender on account of any Swingline Loan shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all of the Banks in accordance with their respective Pro-Rata Shares.
     (d) Each Bank acknowledges and agrees that its obligation to reimburse Swingline Loans in accordance with the terms of this Section 2.2 is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the existence of a Default or an Event of Default. Further, each Bank agrees and acknowledges that if prior to the reimbursing of any outstanding Swingline Loans pursuant to this Section 2.2, one of the events described in Section 7.1(h), (i) or (j) shall have occurred, each Bank will, on the date the applicable Revolving Credit Loan would have been made, purchase, without warranty or recourse, an undivided participating interest in the Swingline Loan to be reimbursed in an amount equal to its Pro-Rata Share of the aggregate amount of such Swingline Loan. Each Bank will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Bank a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Bank such Bank’s participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Bank its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank’s participating interest was outstanding and funded).
     (e) The parties acknowledge that the Swingline Loan facility referred to in this Section 2.2 is a subfacility of the Revolving Credit Loan facility referred to in Section 2.1 above and, accordingly, its use by the Borrower shall act to reduce, on a dollar-for-dollar basis, the amount of credit otherwise available to the Borrower under such Revolving Credit Loan facility.
     4. Modification to Section 2.3. Section 2.3(b) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

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     (b) The Borrower agrees to pay the Administrative Agent, to be allocated by the Administrative Agent among the Banks in accordance with their respective Pro-Rata Shares, a fee with respect to each Letter of Credit computed at a per annum rate equal to the Applicable Margin for Libor Loans, as in effect from time to time, on the face amount of such Letter of Credit, provided that the annual fee for each Letter of Credit shall be at least $250 (collectively, the “Letter of Credit Fees”). The Letter of Credit Fees shall be payable in arrears on the first day of each fiscal quarter, for the immediately preceding fiscal quarter. In addition, the Borrower agrees to pay to the Administrative Agent, [upon issuance of each Letter of Credit], a fronting fee computed as 0.10% (i.e.. 10 basis point) of the face amount of such Letter of Credit.
     5. Modification to Section 2.18. Section 2.18 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:
     2.18 Non-Receipt of Funds by Administrative Agent.
     (a) Notwithstanding anything to the contrary in this Agreement, the Administrative Agent shall not be required to make any amount available to the Borrower hereunder except to the extent that the Administrative Agent shall have received such amounts from the Banks as set forth herein; provided, however, that unless the Administrative Agent shall have been notified by a Bank prior to the time the applicable Loan is to be made hereunder that such Bank does not intend to make its Pro-Rata Share of the applicable Loan available to the Administrative Agent, the Administrative Agent may (but is not required to) assume that such Bank has made such Pro-Rata Share available to the Administrative Agent prior to such time, and the Administrative Agent may in reliance upon such assumption make available to the Borrower a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Bank and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of payment to be made by such Bank, the greater of the daily average of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the Base Rate. If the Borrower and such Bank shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Bank pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Bank’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Bank that shall have failed to make such payment to the Administrative Agent. If at any time a Bank is obligated to make a Loan but does not make such Loan available, either to the Borrower or the Administrative Agent, as applicable, such unfunded amount shall be deemed to be outstanding for purposes of calculating the Unused Line Fee.
     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may (but is not required to) assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion

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may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the greater of the daily average of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
     6. Modification to Section 3.4. Section 3.4 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:
     3.4. Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, with respect to any Interest Period, deposits in United States dollars (in the applicable amounts) are not being offered to any Bank in the relevant market for such Interest Period, or the Administrative Agent otherwise determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of “Libor” in Section 1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Libor Loans as provided herein, then the Administrative Agent shall give the Borrower and each Bank prompt notice thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make additional Loans of such type, to Continue Loans of such type or to Convert Loans of any other type into Loans of such type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of such type, either prepay such Loans or Convert such Loans into Base Rate Loans.
     7. Addition of Section 3.8. The following is hereby added to the Credit Agreement as Section 3.8:
     3.8 Defaulting Bank.
     (a) Remedies Against Defaulting Bank. In addition to the rights and remedies that may be available to the Administrative Agent or the Borrower under this Agreement or applicable law, if at any time a Bank is a Defaulting Bank, such Defaulting Bank’s right to collect any fee that it may be entitled to under this Agreement or to participate in the administration of the Loans pursuant to the terms of this Agreement and the other Credit Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Administrative Agent or to be taken into account in the calculation of the Majority Banks, shall be suspended while such Bank remains a Defaulting Bank; provided, however, that the Commitments of such Bank may not be increased and the period of such Commitments may not be extended without such Bank’s written consent. If a Bank is a Defaulting Bank because it has failed to make timely payment to the Administrative Agent of any amount required to be paid to the Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Administrative Agent or the Borrower may have under this Agreement, the Agent shall be entitled (i) to collect interest from such Defaulting Bank on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and

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any related interest, any amounts otherwise payable to such Defaulting Bank under this Agreement or any other Credit Document until such defaulted payment and related interest has been paid in full and such default no longer exists, and (iii) to bring an action or suit against such Defaulting Bank in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Administrative Agent in respect of a Defaulting Bank’s Loans shall not be paid to such Defaulting Bank and shall be held uninvested by the Administrative Agent and either applied against the purchase price of such Loans under the following subsection 3.8(b) or paid to such Defaulting Bank upon the default of such Defaulting Bank being cured.
     (b) Purchase from Defaulting Bank. Any Bank that is not a Defaulting Bank shall have the right, but not the obligation, in its sole discretion, to acquire all of a Defaulting Bank’s Commitments and such Defaulting Bank’s rights under the Loans outstanding and payable to such Defaulting Bank. If more than one Bank exercises such right, each such Bank shall have the right to acquire such Defaulting Bank’s Commitment and rights pro rata in accordance with each purchasing Bank’s Revolving Credit Loan Commitments at such time. Upon any such purchase, the Defaulting Bank’s interest in its Loans and its rights hereunder (but not its liability in respect thereof or under the Credit Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser(s) thereof, including an assignment agreement in the form of Exhibit E. The purchase price for the Commitments of a Defaulting Bank shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Bank. The purchaser shall pay to the Defaulting Bank in immediately available funds on the date of such purchase the principal of and accrued and unpaid interest and fees on the Loans made by such Defaulting Bank hereunder (it being understood that such accrued and unpaid interest and fees may be paid pro rata to the purchasing Bank and the Defaulting Bank by the Administrative Agent at a subsequent date upon receipt of payment of such amounts from the Borrower). Prior to payment of such purchase price to a Defaulting Bank, the Administrative Agent shall apply against such purchase price any amounts retained by the Administrative Agent pursuant to the last sentence of subsection 3.8(a), above. The Defaulting Bank shall be entitled to receive amounts owed to it by the Borrower under the Credit Documents which accrued prior to the date of the default by the Defaulting Bank, to the extent the same are received by the Administrative Agent from or on behalf of the Borrower. There shall be no recourse against any Bank or the Administrative Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.
     (c) Letter of Credit Cash Collateral. If any Bank is a Defaulting Bank, then the Issuing Bank may, by notice to such Defaulting Bank and the Administrative Agent, require such Defaulting Bank to (i) deliver to the Administrative Agent, for the account of the Issuing Bank, cash collateral in an amount equal to such Defaulting Bank’s Pro Rata Share (prior to any reduction of the amount of such Bank’s Commitments as provided in subsection 3.8(d), below) of the undrawn principal amount of all Letters of Credit issued by the Issuing Bank for the account of the Borrower (the “Reserve Amount”) or (b) make other arrangements reasonably satisfactory to the Issuing Bank to assure that such Defaulting Bank will reimburse the Issuing Bank for its Pro Rata Share of all Reimbursement Obligations. If any Defaulting Bank fails to provide cash collateral or make other arrangements as required by this subsection 3.8(c), the Administrative

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Agent may in its discretion retain as cash collateral all amounts otherwise payable to such Defaulting Bank under this Agreement until the Administrative Agent has retained an amount equal to the Reserve Amount. Any such cash collateral (A) shall be held by the Administrative Agent pursuant to arrangements reasonably satisfactory to the Issuing Bank and the Administrative Agent, and (B) if at any time such Defaulting Bank becomes obligated to reimburse the Administrative Agent any Reimbursement Obligations, shall be applied (to the extent required) by the Administrative Agent to such reimbursement. Upon the expiration, termination or reduction in amount of any applicable Letter of Credit (or upon termination of such Defaulting Bank’s Commitments), the Administrative Agent shall release to such Defaulting Bank (or such other Person as may be entitled thereto) any cash collateral held by the Administrative Agent in excess of the Reserve Amount.
     (d) Commitment Reduction. At any time a Bank becomes a Defaulting Bank, then at the Administrative Agent’s option in its sole discretion, but without prejudice to the Borrower’s rights under this Agreement, such Defaulting Bank’s Commitments shall be reduced to the amount of such Defaulting Bank’s outstanding Loans plus the amount of cash collateral held by the Administrative Agent for the account of such Defaulting Bank but such Defaulting Bank’s Pro Rata Share in respect of all outstanding Letters of Credit shall not be changed. In addition, if any Bank is a Defaulting Bank at the time any payment is to be made by the Banks to the Issuing Bank pursuant to Section 2.3, no Bank that is not a Defaulting Bank shall be obligated to make a payment to the Issuing Bank that would cause the aggregate principal amount of such Bank’s Revolving Credit Loans plus such Bank’s Pro Rata Share (without giving effect to any Commitment reduction pursuant to the foregoing provisions) of the aggregate maximum amount available to be drawn under outstanding Letters of Credit to exceed such Bank’s Revolving Credit Loan Commitment (or if all the Commitments have terminated, such Bank’s Revolving Credit Loan Commitment at the time of such termination, adjusted for any assignments by or to such Bank).
     8. Modification of Section 6.7. Section 6.7 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:
     6.7. Intentionally Omitted.
     9. Modification of Section 6.20. Section 6.20 of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:
     6.20. Intentionally Omitted.
     10. Modifications Relating to Issuing Banks. The Credit Agreement is hereby amended as follows:
     (a) In the first line of Subsection 2.3(a) of the Credit Agreement, the phrase “The Issuing Bank agrees, subject to the terms and conditions of this Agreement,” is hereby replaced with the phrase “Each Issuing Bank agrees, subject to the terms and conditions of this Agreement,”
     (b) The following subsection 2.3(l) is hereby added to Section 2.3:

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     (1) As used in this Section 2.3, the phrase “the Issuing Bank” shall be deemed to mean each of Bank of America, N.A., as an Issuing Bank, and U.S. Bank, N.A., as an Issuing Bank, as applicable.
     (c) All other references in the Credit Agreement to “Issuing Bank” other than those in Section 2.3 and Section 2.23 shall be amended to be references to the “Issuing Banks.”
     11. Modification to Exhibit A. Exhibit A as attached to the Credit Agreement is hereby deleted in its entirety and is hereby replaced with Exhibit A, attached to this Amendment.
     12. Modification to Exhibit F. Exhibit F as attached to the Credit Agreement is hereby deleted in its entirety and is hereby replaced with Exhibit F, attached to this Amendment.
     13. Modifications to Schedules. Schedules 1.1, 5.1, 5.3, 5.11, 5.12 and 6.13 as attached to the Credit Agreement are hereby deleted in their entirety and hereby replaced with Schedules 1.1, 5.1, 5.3, 5.11, 5.12 and 6.13, attached to this Amendment.
     14. Documentation Agent. The parties acknowledge that Bank of America, N.A. shall be deemed to be the “Documentation Agent” under the terms of the Credit Agreement from and after the date of this Amendment,
     15. Reaffirmation of Credit Documents. The Borrower reaffirms its obligations under the Credit Agreement, as amended hereby, and the other Credit Documents to which it is a party or by which it is bound, and represents, warrants and covenants to the Agent and the Banks, as a material inducement to the Agent and each Bank to enter into this Amendment, that (a) the Borrower has no and in any event waives any, defense, claim or right of setoff with respect to its obligations under, or in any other way relating to, the Credit Agreement, as amended hereby, or any of the other Credit Documents to which it is a party, or the Agent’s or any Bank’s actions or inactions in respect of any of the foregoing, and (b) all representations and warranties made by or on behalf of the Borrower in the Credit Agreement and the other Credit Documents are true and complete on the date hereof as if made on the date hereof.
     16. Conditions Precedent to Amendment. Except to the extent waived in a writing signed by the Administrative Agent and delivered to the Borrower, the Administrative Agent and the Banks shall have no duties under this Amendment until the Administrative Agent shall have received fully executed originals of each of the following, each in form and substance satisfactory to the Administrative Agent:
     (a) Amendment. This Amendment;
     (b) Intentionally Omitted.
     (c) Secretary’s Certificate. A certificate from the Secretary or Assistant Secretary of the Borrower certifying to the Administrative Agent that, among other things, (i) attached thereto as an exhibit is a true and correct copy of the resolutions of the board of directors of the Borrower authorizing the Borrower to enter into the transactions described in this Amendment and the execution, delivery and performance by the Borrower of any documents related to this Amendment, (ii) the articles of incorporation and by-laws of the Borrower attached thereto are in full force and effect and have not been amended or otherwise modified or revoked, and (iii) attached thereto as exhibits are certificates of good standing, each of recent date, from the

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Secretary of State of Delaware and the Secretary of State of Missouri, certifying the good standing and authority of the Borrower in such states as of such dates;
     (d) Opinion Letter. An opinion letter from Borrower’s in-house counsel in form satisfactory to the Administrative Agent; and
     (e) Other Documents. Such other documents as the Administrative Agent may reasonably request to further implement the provisions of this Amendment or the transactions contemplated hereby.
     17. No Other Amendments; No Waiver of Default. Except as amended hereby, the Credit Agreement and the other Credit Documents shall remain in full force and effect and be binding on the parties in accordance with their respective terms. By entering into this Amendment, the Administrative Agent and the Banks are not waiving any Default or Event of Default which may exist on the date hereof.
     18. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent and/or the Banks for all out-of-pocket costs and expenses incurred in connection with the negotiation, preparation, execution, delivery, operation, enforcement and administration of this Amendment, including the reasonable fees and expenses of counsel to the Administrative Agent and the Banks.
     19. Counterparts; Fax Signatures. This Amendment and any documents contemplated hereby may be executed in one or more counterparts and by different parties thereto, all of which counterparts, when taken together, shall constitute but one agreement. This Amendment and any documents contemplated hereby may be executed and delivered by facsimile or other electronic transmission and any such execution or delivery shall be fully effective as if executed and delivered in person.
     20. Mo. Rev. Stat. Section 432.047 Statement. The following statement is given pursuant to Mo. Rev. Stat. Section 432.047: NO ORAL AGREEMENTS; FINAL WRITTEN AGREEMENT. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT YOU (THE BORROWER) AND US (THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE LEAD ARRANGER, THE SWINGLINE LENDER, THE ISSUING BANK AND THE BANKS) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH, TOGETHER WITH ALL OTHER WRITTEN AGREEMENTS BETWEEN US, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.
     21. Governing Law. This Amendment shall be governed by the same law that governs the Credit Agreement.
[Remainder of Page Intentionally Left Blank]

First Amendment to Amended and Restated Credit Agreement - Page 11

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

CERNER CORPORATION, the Borrower
By:	/s/ Marc G. Naughton
	Name:	Marc G. Naughton
	Title:	Senior Vice President & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent, Lead Arranger, an Issuing Bank, Swingline Lender and a Bank
By:	/s/ Kyle Myers
	Name:	Kyle Myers
	Title:	Vice President

UMB BANK, N.A., as a Bank
By:	/s/ Robert P. Elbert
	Name:	Robert P. Elbert
	Title:	Senior Vice President

COMMERCE BANK, N.A., as a Bank
By:	/s/ Pamela T. Hill
	Name:	Pamela T. Hill
	Title:	Vice President

BANK OF AMERICA, N.A., as Documentation Agent, an Issuing Bank and a Bank
By:	/s/ Jeffrey P. Yoakum
	Name:	Jeffrey P. Yoakum
	Title:	Senior Vice President

First Amendment to Amended and Restated Credit Agreement — Signature Page

CONSENT OF GUARANTOR SUBSIDIARIES
     Reference is made to the Amended and Restated Guaranty dated as of November 30, 2006, given by (1) CERNER PROPERTIES, INC., (2) CERNER INTERNATIONAL, INC., (3) CERNER MULTUM, INC., (4) CERNER HEALTH CONNECTIONS, INC., (5) CERNER PHYSICIAN PRACTICE, INC., (6) CERNER INVESTMENT CORP., (7) CERNER DHT, INC., (8) CERNER CAMPUS REDEVELOPMENT CORPORATION, (9) CERNER INNOVATION, INC., (10) CERNER GALT, INC., (11) CERNER BEYONDNOW, INC., (12) CERNER PROJECT IMPACT, INC., (13) THE HEALTH EXCHANGE, INC. and (14) ROCKCREEK AVIATION, INC. (each a “Guarantor Subsidiary” and, collectively, the “Guarantors Subsidiaries”) in favor of the Bank Parties (as such term is defined in the Credit Agreement referred to in the above Amendment, as so amended (the “Bank Parties”) (with respect to each Guarantor Subsidiary, such Guarantor Subsidiaries’ “Guaranty”). Capitalized terms used and not defined in this Consent of Guarantors shall have the meanings given to them in the Credit Agreement referred to in the above Amendment, as so amended. To induce the Bank Parties to enter into the above Amendment, the Subsidiary Guarantors jointly and severally (a) consent to the Bank Parties and the Borrower entering into the Amendment, (b) agree that the execution, delivery and performance of the Amendment shall not discharge, limit or otherwise impair the obligations of each Guarantor Subsidiary under the Guaranty to which such Guarantor Subsidiary is a party, (c) agree that each Guaranty is and remains in full force and effect and is enforceable against the Guarantor Subsidiary thereto in accordance with its terms, (d) waive any defense, claim or right of setoff that any of the Guarantor Subsidiaries may have in respect of the above Amendment and confirm that the Guarantor Subsidiaries are not aware of any defense, claim or right of setoff that any of the Guarantor Subsidiaries may have in respect of any Guaranty, the Credit Agreement, any other Credit Document or the Bank Parties’ actions or inactions in respect of any of the foregoing, and (e) agree that the Bank Parties have no duty to give any Guarantor Subsidiary notice of or obtain any Guarantor Subsidiaries’ consent to the transactions described in the Amendment, and that any Bank Party’s giving of notice to the Guarantor Subsidiaries and the obtainment of their consent in this instance shall not impose any similar or other duty upon the Bank Parties in any future matter or transaction. This Consent of Guarantor Subsidiaries shall, as to each Guarantor Subsidiary, be governed by the same law that governs such Guarantor Subsidiary’s Guaranty, and may be validly executed and delivered by fax or other electronic transmission and by use of one or more counterpart signature pages.
[signature pages to follow]
First Amendment to Amended and Restated Credit Agreement — Consent of Guarantor Subsidiaries

GUARANTOR SUBSIDIARIES:

CERNER PROPERTIES, INC., a Delaware corporation			CERNER INTERNATIONAL, INC., a Delaware corporation

By:	/s/ Marc G. Naughton		By:	/s/ Marc G. Naughton

	Name:	Marc G. Naughton		Name:	Marc G. Naughton
	Title:	President		Title:	Vice President and Assistant Treasurer

CERNER MULTUM, INC., a Delaware corporation			CERNER HEALTH CONNECTIONS, INC., a Delaware corporation

By:	/s/ Marc G. Naughton		By:	/s/ Marc G. Naughton

	Name:	Marc G. Naughton		Name:	Marc G. Naughton
	Title:	Vice President and Assistant Treasurer		Title:	Vice President and Assistant Treasurer

CERNER PHYSICIAN PRACTICE, INC., a Delaware corporation f/k/a Cerner Health Facts, Inc.			CERNER GALT, INC., a Delaware corporation

By:	/s/ Marc G. Naughton		By:	/s/ Marc G. Naughton

	Name:	Marc G. Naughton		Name:	Marc G. Naughton
	Title:	President		Title:	President

CERNER INVESTMENT CORP., a Nevada corporation			CERNER DHT, INC., a Delaware corporation

By:	/s/ Marc G. Naughton		By:	/s/ Marc G. Naughton

	Name:	Marc G. Naughton		Name:	Marc G. Naughton
	Title:	President		Title:	President

CERNER CAMPUS REDEVELOPMENT CORPORATION, a Missouri corporation			CERNER INNOVATION, INC., a Delaware corporation

By:	/s/ Marc G. Naughton		By:	/s/ Marc G. Naughton

	Name:	Marc G. Naughton		Name:	Marc G. Naughton
	Title:	President		Title:	Vice President and Assistant Treasurer
First Amendment to Amended and Restated Credit Agreement — Consent of Guarantor Subsidiaries

CERNER BEYOND NOW, INC., a Kansas corporation			CERNER PROJECT IMPACT, INC., a Delaware corporation

By:	/s/ Marc G. Naughton		By:	/s/ Marc G. Naughton

	Name:	Marc G. Naughton		Name:	Marc G. Naughton
	Title:	President		Title:	President

THE HEALTH EXCHANGE, INC., a Missouri corporation			ROCKCREEK AVIATION, INC., a Delaware corporation

By:	/s/ Marc G. Naughton		By:	/s/ Marc G. Naughton

	Name:	Marc G. Naughton		Name:	Marc G. Naughton
	Title:	Vice President and Assistant Treasurer		Title:	President
First Amendment to Amended and Restated Credit Agreement — Consent of Guarantor Subsidiaries

EXHIBIT A
(Banks and Commitments)

	Revolving
	Credit Loan	Letter of Credit	Swingline Loan
	Commitment	Commitment	Commitment	Bank’s Total
Bank	Amount	Amount*	Amount*	Commitment Amount
U.S. Bank National Association	$45,000,000	$25,000,000.00	$3,000,000	$45,000,000
Bank of America, N.A.	$20,000,000	$11,111,111.11	0	$20,000,000
Commerce Bank, N.A.	$15,000,000	$8,333,333.33	0	$15,000,000
UMB Bank, N.A.	$10,000,000	$5,555,555.56	0	$10,000,000
TOTALS:	$90,000,000	$50,000,000.00	$3,000,000	$90,000,000

*	As more particularly described in the Agreement, the Letter of Credit Commitments and the Swingline Loan Commitment are each subcommitments under the Revolving Credit Loan Commitments. Accordingly, extensions of credit under the Letter of Credit Commitments or the Swingline Loan Commitment act to reduce, on a dollar-for-dollar basis, the amount of credit otherwise available under the Revolving Credit Loan Commitments.
First Amendment to Amended and Restated Credit Agreement — Exhibit A

EXHIBIT F
[Form of Covenant Compliance Certificate]
COVENANT COMPLIANCE CERTIFICATE
(for fiscal quarter ended                     )
     This Covenant Compliance Certificate (the “Certificate”) is delivered pursuant to Section 6.1 of the Amended and Restated Credit Agreement, dated as of                     , 2006, among Cerner Corporation (the “Borrower”); U.S. Bank National Association, as Administrative Agent, Lead Arranger, Issuing Bank, Swingline Lender and a Bank; Bank of America, N.A., as a Bank; and the other Banks from time to time a party thereto (the “Amended and Restated Credit Agreement”). Capitalized terms used and not defined in this Certificate have the meanings given to them in the Amended and Restated Credit Agreement.
     The undersigned hereby certifies that he or she is the Chief Financial Officer of the Borrower and, as such, is authorized to execute and deliver this Certificate on behalf of the Borrower, and that:
     1. EBITDA to Interest Expense. The following amounts reflect the consolidated financial results of the Borrower and its Subsidiaries for the dates or time periods referred to in Section 6.5 of the Amended and Credit Agreement, in each case at the end of the fiscal quarter referred to above:

(a	)	Consolidated EBITDA(from line 6(i))	$

(b	)	less Consolidated Maintenance CAPEX	$

(c	)	line 1(a) minus line 1(b)	$

(d	)	Consolidated Interest Expense	$

(e	)	ratio of line 1(c) to line 1(d)		to 1

		Compliance: Does line 1(e) equal or exceed 2.5 to 1?	[yes/no]
     2. Senior Funded Debt to EBITDA. The following amounts reflect the consolidated financial results of the Borrower and its Subsidiaries for the dates or time periods referred to in Section 6.6 of the Amended and Restated Credit Agreement, in each case at the end of the fiscal quarter referred to above:

(a	)	Consolidated Senior Funded Debt	$

(b	)	Consolidated EBITDA(from line 6(i))	$

(c	)	ratio of line 2(a) to line 2(b)		to 1
		Compliance: Is line 2(c) less than or equal to 1.8 to 1?	[yes/no]
     3. Intentionally Omitted.

     4. Minimum Cash Balances. The following reflects the Consolidated Cash Balances of the Borrower and its Subsidiaries as of the end of the fiscal quarter referred to above:

(a	)	Consolidated Cash Balances	$

		Compliance: Does line 4(a) equal or exceed $100,000,000?	[yes/no]
     5. Intentionally Omitted.
     6. Calculation of EBITDA. For purposes of lines 1(a) and 2(b) above, Consolidated EBITDA is calculated as follows:

(a	)	Consolidated Net Income	$

(b	)	plus Interest Expense	$

(c	)	plus federal, state and local taxes	$

(d	)	plus depreciation, amortization and other non-cash charges
(e	)	plus or minus extraordinary gains or losses	$

(f	)	plus or minus discontinued operations gains or losses	$

(g	)	plus or minus gains or losses from asset sales	$

(h	)	total adjustments (sum of lines 6(b) through 6(g))	$

(i	)	Consolidated EBITDA (line 6(a) plus line 6(h))	$

     7. Financial Statements The financial statements described in Section 6.1(a) of the Amended and Restated Credit Agreement for the Borrower and its Subsidiaries for the end of the fiscal quarter referred to above, which are attached hereto and are incorporated herein by this reference, fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and to the absence of footnote disclosures).
     8. Other Compliance. A review of the activities of the Borrower and its Subsidiaries during the period since the date of the last Covenant Compliance Certificate has been made at my direction and under my supervision with a view to determining whether the Borrower and its Subsidiaries have kept, observed and performed all of their respective obligations under the Amended and Restated Credit Agreement and all other Credit Documents to which any of them are parties, and to the best of my knowledge after due inquiry and investigation, (a) the Borrower and each of its Subsidiaries have kept, observed and performed all of their respective obligations under the Amended and Restated Credit Agreement and all other Credit Documents to which they are parties, (b) no Default or Event of Default has occurred and is continuing, and (c) all representations and warranties made by the Borrower and its Subsidiaries in the Amended and Restated Credit Agreement and the other Credit Documents to which they are parties are true and correct as of the date of this Certificate, except those representations and warranties regarding Subsidiaries made in Section 5.12 of the Amended and Restated Credit Agreement that are identified as being made “as of the Closing Date,” in which case such representations and warranties are true and correct as of the Closing Date.

     8. Reliance. This Certificate is delivered to the Administrative Agent for its benefit and the benefit of the Issuing Bank, the Swingline Lender and the Banks and may be conclusively relied upon by all such Persons.
     IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Borrower on                     .

CERNER CORPORATION
By:
Name:
	Title:	Chief Financial Officer